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                                                            Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-50261 of McKesson HBOC, Inc. on Form S-8 of our report dated September 18, 2000 appearing in the Annual Report on Form 11-K of the McKesson HBOC, Inc. Profit-Sharing Investment Plan for the fiscal year ended March 31, 2000.



/s/ Deloitte & Touche LLP
San Francisco, California
September 26, 2000